EXHIBIT 99.1


FOR IMMEDIATE RELEASE

E*TRADE Financial Media Contact
Pam Erickson
E*TRADE Group, Inc.
617-296-6080
pam.erickson@etrade.com

E*TRADE Financial Investor Relations Contact
Bryon McGregor
E*TRADE Group, Inc.
916-463-2889
bryon.mcgregor@etrade.com


               E*TRADE GROUP, INC. REPORTS SECOND QUARTER RESULTS
                         AND RAISES EARNINGS GUIDANCE

o Earned $0.03 Per Share on a GAAP Basis, or $0.14 Per Share from Ongoing Operations(1) Consistent with First Call Estimates; GAAP and Ongoing Results Included a $7 Million MJK Litigation Reserve in General and Administrative Expense

o Reported $381 Million in Net Revenues in the Second Quarter, an 18 Percent Increase Over Last Quarter

o Ended Second Quarter with Cash & Equivalents of $882 Million and Free Cash(2) Totaling $452 Million, a $50 Million Increase Over Last Quarter's Free Cash

o Experienced a 41 Percent Sequential Increase in Daily Average Transactions Supported by a 42 Percent Increase in Active Trader Volume and a 40 Percent Increase in Main Street Trader Volume

o Generated $2.9 Billion in Direct Retail Mortgage Originations During the Quarter, a 16 Percent Increase Over Previous Quarter Volume

o Raised Guidance for 2003 to Between $0.22-$0.27 Per Share on a GAAP Basis or $0.52-$0.57 Per Share from Ongoing Operations

MENLO PARK, Calif., July 16, 2003 - E*TRADE Group, Inc. (NYSE: ET) today announced results for its quarter ended June 30, 2003, reporting net income of $13 million, or $0.03 per diluted share, compared to net income of $33 million, or $0.09 per share, in the same quarter a year ago. This quarter's results include $76 million in restructuring and other exit charges, as announced last quarter. Also included in net income is $22 million in gain on investments primarily attributable to the Company's interest in E*TRADE Japan as a result of its recent merger with Softbank Investment Corporation. The Company reported net revenue for its quarter ended June 30, 2003 of $381 million, compared to $316 million for the same period a year ago.

         The Company reported net income from ongoing operations for the second quarter of $50 million or $0.14 per share, consistent with First Call estimates, compared to $39 million or $0.11 per share for the same period a year ago. Results for the quarter included a $7 million MJK litigation reserve in general and administrative expense. In addition, the Company raised its 2003 earnings guidance to between $0.22-$0.27 per share on a GAAP basis including restructuring charges, or $0.52-$0.57 per share from ongoing operations.

         "E*TRADE Group's second quarter can be described in three words - validation, innovation and discipline," said Mitchell H. Caplan, Chief Executive Officer, E*TRADE Group, Inc. "The high-margin incremental revenue from increased trading activity we experienced this quarter, along with our cost discipline and product innovation, demonstrate our ability to deliver value to customers and shareholders. Further, this quarter's solid operating results reinforce the strength, flexibility and operating leverage of our diversified model."

         Other highlights from the second quarter of 2003:

     o E*TRADE Securities experienced a 41 percent sequential increase in daily average transactions supported by a 42 percent increase in trading volume among its active customers and a 40 percent increase among its main street customers during the quarter.

     o E*TRADE Mortgage generated $2.9 billion in direct retail mortgage originations, with another $1.7 billion in the pipeline at quarter end, an increase of 42 percent over the pipeline at the end of the first quarter. The Company also generated $1 billion in volume on the correspondent side of its mortgage business.

     o E*TRADE Bank's net interest spread for the quarter equaled 144 basis points, an 8 basis point decline from the first quarter. The results of its spread widening initiatives were dampened by the effect of continued prepayments, which helped drive mortgage volume.

     o The Company continued to successfully cross-sell products and services, with 26 percent of mortgage loan products and 36 percent of home equity loan products sold into its existing household base.

     "We continue to focus on building additional operating leverage into our business and are ahead of schedule in the implementation of our restructuring plan," said R. Jarrett Lilien, President and Chief Operating Officer, E*TRADE Group, Inc. "Moving forward, we will remain diligent in our efforts to reduce operating costs and are confident that these actions will provide long-term benefits to shareholders."

         In the second quarter, the Company progressed on its previously introduced restructuring plan. The Company took a restructuring and other exit charge of $76 million, and intends to take an additional charge of approximately $45 million next quarter, consistent with April's announcement. The second quarter charge includes:

     o    Closure of its New York Center;

     o Elimination of unprofitable product offerings including stock baskets, E*TRADE FINANCIAL Advisor, and Personal Money Management; and

     o    Closure of 43 E*TRADE FINANCIAL Target Zones.

     During the third quarter, the Company expects to complete its restructuring plan that will include:

     o    Closure of its banking operations in Denmark;

     o    Discontinuation of local market equity trading in Hong Kong; and

     o Consolidation within its Menlo Park, Rancho Cordova and New York facilities.

     Through these and additional steps, E*TRADE Group expects to generate between $45 and $50 million in annual savings throughout the organization beginning in the second half of this year.

About E*TRADE FINANCIAL
         E*TRADE FINANCIAL brings together a personalized and fully integrated financial services solution that includes brokerage, banking and lending. The products, services, content and information at E*TRADE FINANCIAL are available to retail, institutional and corporate customers through the Web, ATMs, Centers, Relationship Managers and Call Centers. Securities products and services are offered by E*TRADE Securities LLC (member NASD/SIPC), bank products and services are offered by E*TRADE Bank (member FDIC) and mortgages are offered by E*TRADE Mortgage Corporation, an Equal Housing Lender.

                                     # # #

Important Notice
E*TRADE FINANCIAL and the E*TRADE logo are registered trademarks of E*TRADE Group, Inc. or its subsidiaries. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior, and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by E*TRADE Group, Inc. with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

(C) 2003 E*TRADE Group, Inc.

Financial Statements


                     E * TRADE GROUP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                                   Three Months Ended          Six Months Ended
                                                                        June 30,                    June 30,
                                                               ------------  -----------  --------------------------
                                                                   2003          2002          2003          2002
                                                               ------------  -----------  -----------  -------------

Brokerage revenues:
  Commissions                                                    $ 85,780      $ 71,352    $ 146,668      $ 153,879
  Principal transactions                                           58,640        52,092      100,850        107,407
  Other brokerage-related revenues                                 45,269        43,799       87,165         80,560
  Brokerage interest income                                        34,868        50,975       69,188        104,026
  Brokerage interest expense                                       (1,877)       (3,089)      (4,390)        (6,982)
                                                               ------------  -----------  -----------  -------------
      Net brokerage revenues                                      222,680       215,129      399,481        438,890

Banking revenues:
  Gain on sales of originated loans                                62,025        22,613      118,420         47,288
  Gain on sale of loans held-for-sale and securities, net          21,238        17,054       36,453         38,676
  Other banking-related revenues                                   19,333        12,077       37,372         22,461
  Banking interest income                                         181,593       191,424      368,979        394,092
  Banking interest expense                                       (117,954)     (137,852)    (239,287)      (286,703)
  Provision for loan losses                                        (7,828)       (4,383)     (18,161)        (7,765)
                                                               ------------  -----------  -----------  -------------
      Net banking revenues                                        158,407       100,933      303,776        208,049
                                                               ------------  -----------  -----------  -------------
      Total net revenues                                          381,087       316,062      703,257        646,939
                                                               ------------  -----------  -----------  -------------

Cost of services                                                  161,266       133,795      309,841        274,547
                                                               ------------  -----------  -----------  -------------


Operating expenses:
  Selling and marketing                                            46,752        49,014       90,166        117,978
  Technology development                                           15,077        15,043       29,266         29,547
  General and administrative                                       66,398        50,832      121,406        104,861
  Amortization of other intangibles                                 8,110         7,557       13,048         14,281
  Acquisition-related expenses                                      1,015         7,406        2,322          8,666
  Restructuring and other exit charges                             76,107         1,628       78,649          1,405
  Executive agreement                                                   -       (23,485)           -        (23,485)
                                                               ------------  -----------  -----------  -------------
      Total operating expenses                                    213,459       107,995      334,857        253,253
                                                               ------------  -----------  -----------  -------------
      Total cost of services and operating expenses               374,725       241,790      644,698        527,800
                                                               ------------  -----------  -----------  -------------

Operating income                                                    6,362        74,272       58,559        119,139
                                                               ------------  -----------  -----------  -------------

Non-operating income (expense):
  Corporate interest income                                         1,875         3,569        3,485          7,149
  Corporate interest expense                                      (11,422)      (11,803)     (22,855)       (24,199)
  Gain (loss) on investments                                       22,335        (6,790)      21,592         (5,097)
  Equity in income of investments                                     979         3,617        7,289          3,901
  Unrealized losses on venture funds                                 (154)       (3,283)      (3,634)        (5,064)
  Fair value adjustments of financial derivatives                  (7,923)          769      (14,738)          (222)
  Gain (loss) on early extinguishment of debt, net                      -        (1,444)           -          5,346
  Other                                                               313          (405)         583         (1,359)
                                                               ------------  -----------  -----------  -------------
      Total non-operating income (expense)                          6,003       (15,770)      (8,278)       (19,545)
                                                               ------------  -----------  -----------  -------------

Pre-tax income                                                     12,365        58,502       50,281         99,594
Income tax expense                                                  5,318        25,532       21,244         42,999
Minority interest in subsidiaries                                  (5,640)          180       (5,132)           373
                                                               ------------  -----------  -----------  -------------
Income before cumulative effect of accounting change               12,687        32,790       34,169         56,222
Cumulative effect of accounting change                                  -             -            -       (293,669)
                                                               ------------  -----------  -----------  -------------
Net income (loss)                                                $ 12,687      $ 32,790     $ 34,169     $ (237,447)
                                                               ============  ===========  ===========  =============

Income before cumulative effect of accounting change per share:
      Basic                                                        $ 0.04        $ 0.09       $ 0.10         $ 0.16
                                                               ============  ===========  ===========  =============
      Diluted                                                      $ 0.03        $ 0.09       $ 0.09         $ 0.16
                                                               ============  ===========  ===========  =============

Net income (loss) per share:
      Basic                                                        $ 0.04        $ 0.09       $ 0.10        $ (0.67)
                                                               ============  ===========  ===========  =============
      Diluted                                                      $ 0.03        $ 0.09       $ 0.09        $ (0.67)
                                                               ============  ===========  ===========  =============

Shares used in computation of per share data:
      Basic                                                       356,237       356,760      355,475        351,822
      Diluted                                                     363,697       362,498      361,072        359,829


                     E * TRADE GROUP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                  (unaudited)


                                                                             Three Months Ended
                                                                  ----------------------------------------------
                                                                    June 30,        March 31,       June 30,
                                                                      2003            2003            2002
                                                                  --------------  --------------  --------------
Brokerage revenues:
    Commissions                                                        $ 85,780        $ 60,888        $ 71,352
    Principal transactions                                               58,640          42,210          52,092
    Other brokerage-related revenues                                     45,269          41,896          43,799
    Brokerage interest income                                            34,868          34,320          50,975
    Brokerage interest expense                                           (1,877)         (2,513)         (3,089)
                                                                  --------------  --------------  --------------
        Net brokerage revenues                                          222,680         176,801         215,129

Banking revenues:
    Gain on sales of originated loans                                    62,025          56,395          22,613
    Gain on sale of loans held-for-sale and securities, net              21,238          15,215          17,054
    Other banking-related revenues                                       19,333          18,039          12,077
    Banking interest income                                             181,593         187,386         191,424
    Banking interest expense                                           (117,954)       (121,333)       (137,852)
    Provision for loan losses                                            (7,828)        (10,333)         (4,383)
                                                                  --------------  --------------  --------------
        Net banking revenues                                            158,407         145,369         100,933
                                                                  --------------  --------------  --------------
        Total net revenues                                              381,087         322,170         316,062
                                                                  --------------  --------------  --------------

Cost of services                                                        161,266         148,575         133,795
                                                                  --------------  --------------  --------------


Operating expenses:
    Selling and marketing                                                46,752          43,414          49,014
    Technology development                                               15,077          14,189          15,043
    General and administrative                                           66,398          55,008          50,832
    Amortization of other intangibles                                     8,110           4,938           7,557
    Acquisition-related expenses                                          1,015           1,307           7,406
    Restructuring and other exit charges                                 76,107           2,542           1,628
    Executive agreement                                                       -               -         (23,485)
                                                                  --------------  --------------  --------------
        Total operating expenses                                        213,459         121,398         107,995
                                                                  --------------  --------------  --------------
        Total cost of services and operating expenses                   374,725         269,973         241,790
                                                                  --------------  --------------  --------------

Operating income                                                          6,362          52,197          74,272
                                                                  --------------  --------------  --------------

Non-operating income (expense):
    Corporate interest income                                             1,875           1,610           3,569
    Corporate interest expense                                          (11,422)        (11,433)        (11,803)
    Gain (loss) on investments                                           22,335            (743)         (6,790)
    Equity in income of investments                                         979           6,310           3,617
    Unrealized losses on venture funds                                     (154)         (3,480)         (3,283)
    Fair value adjustments of financial derivatives                      (7,923)         (6,815)            769
    Loss on early extinguishment of debt, net                                 -               -          (1,444)
    Other                                                                   313             270            (405)
                                                                  --------------  --------------  --------------
        Total non-operating income (expense)                              6,003         (14,281)        (15,770)
                                                                  --------------  --------------  --------------

Pre-tax income                                                           12,365          37,916          58,502
Income tax expense                                                        5,318          15,926          25,532
Minority interest in subsidiaries                                        (5,640)            508             180
                                                                  --------------  --------------  --------------
Net income                                                             $ 12,687        $ 21,482        $ 32,790
                                                                  ==============  ==============  ==============

Net income per share:
        Basic                                                            $ 0.04          $ 0.06          $ 0.09
                                                                  ==============  ==============  ==============
        Diluted                                                          $ 0.03          $ 0.06          $ 0.09
                                                                  ==============  ==============  ==============

Shares used in computation of per share data:
        Basic                                                           356,237         354,563         356,760
        Diluted                                                         363,697         358,441         362,498

                     E * TRADE GROUP, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                                         June 30,          March 31,       December 31,
                                                                           2003              2003              2002
                                                                      ----------------  ----------------  ----------------

                         ASSETS
Cash and equivalents                                                        $ 882,236         $ 974,958         $ 773,605
Cash and investments required to be segregated under Federal
 or other regulations                                                       2,073,583         1,589,715         1,449,062
Brokerage receivables, net                                                  2,009,994         1,848,565         1,500,089
Mortgage-backed securities                                                  6,612,239         6,416,835         6,932,394
Loans receivable, net                                                       6,288,547         5,589,124         5,552,981
Loans held-for-sale, net                                                      964,063         1,275,133         1,812,739
Investments                                                                 2,801,902         2,575,730         1,770,447
Property and equipment, net                                                   304,314           353,391           370,944
Goodwill, net                                                                 405,453           400,121           385,144
Other intangible assets, net                                                  165,828           155,816           157,892
Other assets                                                                  698,103           721,124           828,951
                                                                      ----------------  ----------------  ----------------
       Total assets                                                      $ 23,206,262      $ 21,900,512      $ 21,534,248
                                                                      ================  ================  ================

               LIABILITIES AND SHAREHOLDERS' EQUITY

Brokerage payables                                                        $ 3,934,887       $ 3,332,355       $ 2,792,010
Deposits                                                                    9,094,226         8,955,615         8,400,333
Borrowings by bank subsidiary                                               6,840,802         6,495,450         7,222,161
Accounts payable, accrued and other liabilities                               832,214           706,489           775,260
Convertible subordinated notes                                                695,330           695,330           695,330
                                                                      ----------------  ----------------  ----------------
       Total liabilities                                                   21,397,459        20,185,239        19,885,094
                                                                      ----------------  ----------------  ----------------

Mandatorily redeemable preferred capital securities                           143,459           157,961           143,365
                                                                      ----------------  ----------------  ----------------

Shareholders' equity:
    Preferred stock, shares authorized: 1,000,000;
      issued and outstanding:
       none at June 30, 2003, March 31, 2003 and December 31, 2002                  -                 -                 -
    Shares exchangeable into common stock, $.01 par value,
      shares authorized:
       10,644,223; issued and outstanding: 1,586,559 at
       June 30, 2003, 1,627,065 at March 31, 2003 and
       1,627,265 at December 31, 2002                                              16                16                16
    Common stock, $.01 par value, shares authorized: 600,000,000;
       issued and outstanding: 360,258,111 at June 30, 2003,
       356,008,174 at March 31, 2003 and
       358,044,317 at December 31, 2002                                         3,603             3,560             3,580
    Additional paid-in-capital                                              2,199,627         2,172,722         2,190,200
    Deferred stock compensation                                               (13,426)           (1,494)          (23,058)
    Accumulated deficit                                                      (399,323)         (412,010)         (433,492)
    Accumulated other comprehensive loss                                     (125,153)         (205,482)         (231,457)
                                                                      ----------------  ----------------  ----------------
       Total shareholders' equity                                           1,665,344         1,557,312         1,505,789
                                                                      ----------------  ----------------  ----------------
       Total liabilities and shareholders' equity                        $ 23,206,262      $ 21,900,512      $ 21,534,248
                                                                      ================  ================  ================

Reconciliation of Reported Results to Results from Ongoing Operations and Ongoing Operating Margin(1)(3)


                                                                                             Three Months Ended
                                                                                     6/30/2003     3/31/2003     6/30/2002
                                                                                ---------------------------------------------------
                                                                                  (dollars in millions, except per share amounts)

Summary of GAAP Financial Information
Income as reported:
Pre-tax income                                                                         $ 12.4        $ 37.9        $ 58.5
Net income                                                                             $ 12.7        $ 21.5        $ 32.8
Diluted earnings per share                                                             $ 0.03        $ 0.06        $ 0.09

Reconciliation of  GAAP Income to Income from Ongoing Operations
Pre-tax income per GAAP                                                                $ 12.4        $ 37.9        $ 58.5
Amortization of other intangibles                                                         8.1           4.9           7.6
Acquisition-related expenses                                                              1.0           1.3           7.4
Restructuring and other exit charges                                                     76.1           2.5           1.6
Executive agreement                                                                         -             -         (23.5)
Unrealized losses on venture funds                                                        0.2           3.5           3.3
(Gain) loss on investments                                                              (22.3)          0.7           6.8
Fair value adjustments of financial derivatives                                           7.9           6.8          (0.8)
Loss on early extinguishment of debt                                                        -             -           1.4
                                                                                    ------------------------------------------
Pre-tax income from ongoing operations                                                 $ 83.3        $ 57.7        $ 62.4
                                                                                    ------------------------------------------
Income from ongoing operations - after tax                                             $ 50.8        $ 34.9        $ 39.0
                                                                                    ------------------------------------------
Minority interest per GAAP                                                             $  5.6        $ (0.5)       $ (0.2)
Adjustment to minority interest for the consolidating impact of
  E*TRADE FINANCIAL Advisor on restructuring and other exit
   charges and tax expense                                                             $ (6.7)       $    -        $    -
                                                                                    ------------------------------------------
Income from ongoing after-tax and minority interest                                    $ 49.7        $ 34.4        $ 38.8
                                                                                    ==========================================

EPS from ongoing operations on a diluted basis                                         $ 0.14        $ 0.10        $ 0.11
                                                                                    ==========================================

Reconciliation of Ongoing Operating Margin
Operating income                                                                        $ 6.4        $ 52.2        $ 74.3
Amortization of other intangibles                                                         8.1           4.9           7.6
Acquisition-related expenses                                                              1.0           1.3           7.4
Restructuring and other exit charges                                                     76.1           2.5           1.6
Executive agreement                                                                         -             -         (23.5)
                                                                                    ------------------------------------------
Ongoing operating margin                                                               $ 91.6        $ 61.0        $ 67.4
Ongoing operating margin as a percentage of net revenues                                  24%           19%           21%

Segment Reporting


                                                            Three Months Ended June 30, 2003
                                                           ---------------------------------
                                                           Brokerage     Banking      Total
                                                           ---------     -------     -------
                                                                    (in thousands)

Commissions                                                 $85,780          $ -    $ 85,780
Principal transactions                                       58,640            -      58,640
Interest income                                              34,868      181,593     216,461
Interest expense                                             (1,877)    (117,954)   (119,831)
Gain on sales of originated loans                                 -       62,025      62,025
Gain on sale of loans held-for-sale and securities, net           -       21,238      21,238
Provision for loan losses                                         -       (7,828)     (7,828)
Other revenues                                               45,269       19,333      64,602
                                                            --------     -------     -------
  Net revenues                                              222,680      158,407     381,087

Cost of services                                            104,255       57,011     161,266
Selling and marketing                                        29,919       16,833      46,752
Technology development                                       11,982        3,095      15,077
General and administrative (4)                               38,329       28,069      66,398
Amortization of other intangibles                             4,970        3,140       8,110
Acquisition-related expenses                                    787          228       1,015
Restructuring and other exit charges                         68,378        7,729      76,107
                                                            --------     -------     -------
Total operating expenses                                    258,620      116,105     374,725
                                                            --------     -------     -------

                                                            --------     -------     -------
Operating income (loss)                                   $ (35,940)    $ 42,302     $ 6,362
                                                            ========     =======     =======

                                                           Three Months Ended March 31, 2003
                                                           ---------------------------------
                                                           Brokerage     Banking      Total
                                                           ---------     -------     -------
                                                                    (in thousands)
Commissions                                                 $60,888          $ -    $ 60,888
Principal transactions                                       42,210            -      42,210
Interest income                                              34,320      187,386     221,706
Interest expense                                             (2,513)    (121,333)   (123,846)
Gain on sales of originated loans                                 -       56,395      56,395
Gain on sale of loans held-for-sale and securities, net           -       15,215      15,215
Provision for loan losses                                         -      (10,333)    (10,333)
Other revenues                                               41,896       18,039      59,935
                                                            --------     -------     -------
  Net revenues                                              176,801      145,369     322,170

Cost of services                                             94,415       54,160     148,575
Selling and marketing                                        29,502       13,912      43,414
Technology development                                       11,585        2,604      14,189
General and administrative                                   26,904       28,104      55,008
Amortization of other intangibles                             4,888           50       4,938
Acquisition-related expenses                                    472          835       1,307
Restructuring and other exit charges                            853        1,689       2,542
                                                            --------     -------     -------
Total operating expenses                                    168,619      101,354     269,973
                                                            --------     -------     -------

                                                            --------     -------     -------
Operating income                                            $ 8,182     $ 44,015    $ 52,197
                                                            ========     =======     =======


                                                            Three Months Ended June 30, 2002
                                                           ---------------------------------
                                                           Brokerage     Banking      Total
                                                           ---------     -------     -------
                                                                    (in thousands)

Commissions                                                 $71,352          $ -    $ 71,352
Principal transactions                                       52,092            -      52,092
Interest income                                              50,975      191,424     242,399
Interest expense                                             (3,089)    (137,852)   (140,941)
Gain on sales of originated loans                                 -       22,613      22,613
Gain on sale of loans held-for-sale and securities, net           -       17,054      17,054
Provision for loan losses                                         -       (4,383)     (4,383)
Other revenues                                               43,799       12,077      55,876
                                                            --------     -------     -------
  Net revenues                                              215,129      100,933     316,062

Cost of services                                             95,377       38,418     133,795
Selling and marketing                                        42,217        6,797      49,014
Technology development                                       12,196        2,847      15,043
General and administrative                                   31,607       19,225      50,832
Amortization of other intangibles                             4,780        2,777       7,557
Acquisition-related expenses                                  7,406            -       7,406
Restructuring and other exit charges                          1,798         (170)      1,628
Executive agreement                                         (16,561)      (6,924)    (23,485)
                                                            --------     -------     -------
Total operating expenses                                    178,820       62,970     241,790
                                                            --------     -------     -------

                                                            --------     -------     -------
Operating income                                            $ 36,309    $ 37,963    $ 74,272
                                                            ========     =======     =======





Key Performance Metrics(3)

                                                                                  Qtr ended                          Qtr ended
                                                                                 6/30/03 vs.                        6/30/03 vs.
                                                     Qtr ended     Qtr ended      Qtr ended         Qtr ended        Qtr ended
                                                      6/30/03       3/31/03        3/31/03            6/30/02         6/30/02
                                                     ---------     ---------      ---------         ---------        ---------

Corporate Metrics
Gross margin %                                             58%          54%              4%                58%            0%
Operating margin %                                          2%          16%            (14)%               23%          (21)%
Ongoing operating margin % (1)                             24%          19%              5%                21%            3%

Employees                                                3,546        3,605             (2)%            3,351             6%
Consultants and other (5)                                  454          223            104%               128           255%
Total headcount (5)                                      4,000        3,828              4%             3,479            15%

Revenue per headcount (5)                              $95,272      $84,161             13%           $90,849             5%

Compensation and benefits ($MM) (5)                      $96.1        $89.6              7%             $69.4            38%
Revenue per compensation and
   benefits dollar (5)                                   $3.97        $3.59             10%             $4.55           (13)%

Book value per share                                     $4.60        $4.35              6%             $4.05            14%
Tangible book value per share                            $3.02        $2.80              8%             $2.72            11%

Cash & equivalents ($MM)                                $882.2       $975.0            (10)%         $1,016.0           (13)%
Free cash ($MM) (2)                                     $452.0       $402.0             12%            $335.0            35%

Earnings before interest, taxes,
   depreciation & amortization (EBITDA) ($MM) (2)
Net income                                               $12.7        $21.5            (41)%            $32.8           (61)%
Tax expense                                               $5.3        $15.9            (67)%            $25.5           (79)%
Depreciation & amortization                              $31.6        $30.3              4%             $31.5             0%
Corporate interest expense                               $11.4        $11.4              0%             $11.8            (3)%
EBITDA                                                   $61.0        $79.1            (23)%           $101.6           (40)%

Interest coverage (2)                                      5.4          6.9            (23)%              8.6           (38)%

Active retail brokerage accounts (6)                 2,870,685    3,721,017            (23)%        3,648,234           (21)%
Active banking accounts (6)                            673,308      577,532             17%           503,830            34%
Total active accounts end of period                  3,543,993    4,298,549            (18)%        4,152,064           (15)%

Total customer households end of period              2,609,736    3,185,714            (18)%        3,063,534           (15)%

Gross new accounts (5)                                 262,745      234,832             12%           194,849            35%
Inactive accounts (5) (6)                             (958,843)     (81,855)          unfav          (100,838)         unfav
Customer closed accounts (6)                           (58,458)     (56,642)            (3)%          (59,317)            1%
Net new accounts                                      (754,556)      96,335           unfav            34,694          unfav

Net new households                                   (575,978)       53,690           unfav           (21,487)         unfav

Total client assets in investing
   accounts ($B) (5)                                     $56.7        $44.8             27%             $44.0            29%
Total deposits in banking accounts ($B)                   $9.1         $9.0              1%              $8.3            10%
Total assets / deposits in customer
   accounts ($B) (5)                                     $65.8        $53.8             22%             $52.3            26%

Average assets per household                           $25,194      $16,893             49%           $17,070            48%

Acquisition marketing costs ($MM)                        $18.3        $16.9              8%             $17.2             6%

Brokerage Metrics
Trading days                                                63           61              3%                64            (2)%
Daily Average Transactions
US (7)                                                 109,640       77,500             41%            79,098            39%
International                                            6,900        5,232             32%             3,692            87%
Total daily average transactions (7)                   116,540       82,732             41%            82,790            41%

Total transactions (MM) (7)                                7.3          5.0             45%               5.3            39%
Daily Average Revenue Trades (DARTs) (5)
US                                                      69,263       49,977             39%            61,005            14%
International                                            6,900        5,232             32%             3,692            87%
Professional                                            40,500       31,507             29%            17,519           131%
Total DARTs                                            116,663       86,716             35%            82,216            42%

Total revenue trades (MM) (5)                              7.3          5.3             39%               5.3            40%

Average commission per transaction (7)                  $11.08       $11.25            (2)%            $13.14           (16)%
Average commission per revenue trade (5)                $11.67       $11.51              1%            $13.56           (14)%

Market Making (5)
Equity shares traded (MM)                               13,598       10,823             26%            12,988             5%
Average revenue capture per 1,000 equity shares         $1.558       $1.374             13%            $1.691            (8)%
% of Bulletin Board equity shares to
   total equity shares                                   67.8%        73.7%            (6)%             79.7%           (12)%

End of period margin debt ($B) (5)                       $1.18        $0.90             32%             $1.29            (8)%
Average margin debt ($B)                                 $1.03        $0.96              7%             $1.45           (29)%

Active retail brokerage accounts                     2,870,685    3,721,017           (23)%         3,648,234           (21)%

Gross new brokerage accounts (5)                       144,190      117,757             22%           170,268           (15)%
Inactive accounts (5) (6)                             (980,677)     (72,625)          unfav          (100,838)         unfav
Customer closed accounts (6)                           (13,845)     (15,031)             8%           (19,412)           29%
Net new brokerage accounts                            (850,332)      30,101           unfav            50,018          unfav

New client assets ($MM)                                 $4,214       $2,922             44%               n/a            n/a
Client asset outflow from closed accounts               $ (581)       $(178)          unfav               n/a            n/a
Net new client assets                                   $3,633       $2,744             32%               n/a            n/a

Total Client Assets ($B) (5)
Security holdings                                        $34.2        $27.2             26%             $29.0            18%
Cash (including money market funds)                       $9.9         $9.4              5%              $9.1             9%
Unexercised options (vested)                             $12.6         $8.3             52%              $5.9           114%
Total client assets in investing accounts                $56.7        $44.9             26%             $44.0            29%

Total client assets per active account (6)             $19,751      $12,067             64%           $12,061            64%

Unexercised options (unvested) ($B) (5)                   $8.3         $4.0            106%              $3.3           152%

Banking Metrics
Gross new banking accounts (5)                         118,555      117,075              1%            24,581           382%
Inactive accounts (5) (6)                               21,834       (9,230)           337%                 -            fav
Customer closed accounts (6)                           (44,613)     (41,611)           (7)%           (39,905)          (12)%
Net new banking accounts                                95,776       66,234             45%           (15,324)          725%

Direct mortgage originations ($B)                         $2.9         $2.5             16%              $1.2           146%
Correspondent mortgage originations ($B)                  $1.0         $1.2           (14)%              $1.0             3%
Consumer loan originations, incl HELOCs ($B) (5)          $0.6         $0.6             16%              $0.1          1032%
Acquired consumer loans ($B) (5)                          $0.5           $-             fav              $0.7           (31)%
Mortgage pipeline (end of period) ($B) (5)                $1.7         $1.2             42%              $0.6           183%

Automated teller machines (ATMs)                        14,819       15,053            (2)%            11,375            30%

Bank Asset Portfolio Detail ($MM)
Cash & equivalents                                        $287         $398           (28)%              $500           (43)%
Trading securities                                        $449         $480            (6)%              $270            67%
Investment securities, available-for-sale               $2,092       $1,973              6%              $771           171%
Mortgage securities, available-for-sale                 $6,612       $6,417              3%            $4,754            39%
Loans receivable, net including loans held-for-sale:
  - Mortgage and home equity loans, net                 $2,889       $3,152            (8)%            $5,655           (49)%
  - Consumer loans, net                                 $4,362       $3,710             18%            $2,105           107%
  - Other                                                   $2           $2              0%                $5           (57)%
Other assets                                              $847         $788              7%              $568            49%
Total assets                                           $17,540      $16,920              4%           $14,628            20%

Bank Deposit Portfolio Detail ($MM)
Transaction accounts                                    $4,699       $4,597              2%            $4,149            13%
CDs                                                     $4,396       $4,359              1%            $4,185             5%
Total                                                   $9,094       $8,956              2%            $8,335             9%

Bank interest rate spread (basis points)                   144          152            (5)%               144             0%

Credit Quality and Reserve Metrics (5)
Net charge-offs as a % of average held-for
  -investment loans, net (annualized)                    0.49%        0.65%         (0.16)%             0.34%          0.15%
Provision as a % of average held-for-investment loans,
   net (annualized)                                      0.55%        0.76%         (0.21)%             0.28%          0.27%
Allowance as a % of total ending gross held-for-
  investment loans                                       0.52%        0.52%           0.00%             0.22%          0.30%
Total non-performing loans, net, as a % of total
   gross held-for-investment loans                       0.37%        0.44%          (0.07)%            0.33%          0.04%
Total loan loss allowance as a % of total
  non-performing loans, net                               140%         119%             21%               66%            73%

Tier 1 Capital Ratio (8)                                 5.94%        5.90%           0.04%             6.15%         (0.21)%
Risk Weighted Capital Ratio (8)                         11.80%       12.20%         (0.40)%            12.55%         (0.75)%


Activity in Allowance for Loan Losses

                       Three Months Ending June 30, 2003         Mortgage          Consumer               Total
                                                                 ------------------------------------------------
                                                                                    (in thousands)

Allowance for loan losses, beginning 3/31/03                     $4,186             $25,008              $29,194
Provision for loan losses                                        (1,211)              9,039                7,828
Chargeoffs, net                                                     (78)             (6,878)              (6,956)
Purchased reserve                                                     -               2,606                2,606
                                                                 ------------------------------------------------
Allowance for loan losses, ending 6/30/03                        $2,897             $29,775              $32,672
                                                                 ================================================

Bank Average Balance Data

                                                                    Three Months Ended                     Three Months Ended
                                                                       June 30, 2003                          June 30, 2002
                                                         ----------------------------------    ------------------------------------
                                                                       Interest    Average                  Interest     Average
                                                           Average     Income/   Annualized      Average     Income/   Annualized
                                                           Balance     Expense   Yield/Cost      Balance     Expense   Yield/Cost
                                                         -----------  --------- -----------   -----------  ----------  ------------
                                                                                    (dollars in thousands)

Interest-earning banking assets:
      Loans receivable, net                               $7,161,143    $92,084       5.14%    $7,112,457   $112,890      6.35%
      Interest-bearing deposits                              156,776      1,014       2.59%       160,498        996      2.49%
      Mortgage-backed and related
        available-for-sale securities                      6,610,007     61,784       3.74%     4,733,777     63,324      5.35%
      Available-for-sale investment securities             2,119,655     22,907       4.32%       939,294     12,137      5.21%
      Investment in FHLB stock                                79,401        759       3.83%        80,482        704      3.51%
      Trading securities                                     385,972      3,611       3.74%       158,716      1,373      3.46%
                                                         -----------  ---------               -----------  ----------
          Total interest-earning banking assets (9)       16,512,954   $182,159       4.41%    13,185,224   $191,424      5.81%
                                                                      =========                            ==========
Non-interest earning banking assets                          863,412                              569,239
                                                         -----------                          -----------
          Total banking assets                           $17,376,366                          $13,754,463
                                                         ===========                          ===========
Interest-bearing banking liabilities:
      Retail deposits                                     $8,473,951    $68,542       3.21%    $8,570,648    $86,517      4.05%
      Brokered certificates of deposit                       425,849      2,976       2.80%        83,801        633      3.03%
      FHLB advances                                          956,300     11,194       4.63%       856,476     13,804      6.38%
      Other borrowings                                     6,061,342     35,242       2.30%     3,133,854     36,898      4.66%
                                                         -----------                          -----------  ----------
                                                                      ---------
          Total interest-bearing banking liabilities      15,917,442   $117,954       2.97%    12,644,779   $137,852      4.37%
                                                                      =========                            ==========
Non-interest bearing banking liabilities                     603,413                              349,805
                                                         -----------                          -----------
Total banking liabilities                                 16,520,855                           12,994,584
Total banking shareholder's equity                           855,511                              759,879
                                                         -----------                          -----------
Total banking liabilities and shareholder's equity       $17,376,366                          $13,754,463
                                                         ===========                          ===========
Excess of interest-earning banking assets over
interest-bearing banking liabilities/net interest income    $595,512    $64,205                  $540,445    $53,572
                                                         ===========  =========               ===========  ==========
Net interest spread                                                                   1.44%                                1.44%
                                                                                      =====                                =====




Six Quarter History - New Disclosure Items

                                                         Qtr ended   Qtr ended  Qtr ended   Qtr ended  Qtr ended   Qtr ended
                                                          6/30/03     3/31/03    12/31/02    9/30/02    6/30/02     3/31/02
                                                         ---------------------------------------------------------------------

Corporate Metrics
Employees                                                     3,546       3,605      3,478       3,286      3,351       3,300
Consultants and other                                           454         223        279         193        128         160
                                                         ---------------------------------------------------------------------
Total headcount                                               4,000       3,828      3,757       3,479      3,479       3,460

Revenue per headcount                                      $ 95,272    $ 84,161   $ 92,978    $ 94,741   $ 90,849    $ 95,629

Compensation and benefits ($MM)                              $ 96.1      $ 89.6     $ 82.0      $ 81.0     $ 69.4      $ 82.7
Revenue per compensation and benefits dollar                 $ 3.97      $ 3.59     $ 4.26      $ 4.07     $ 4.55      $ 4.00

Gross new accounts                                          262,745     234,832    204,796     136,701    194,849     247,641
Inactive accounts                                          (958,843)    (81,855)  (119,283)    (58,791)  (100,838)    (62,664)
Customer closed accounts                                    (58,458)    (56,642)   (53,626)    (59,647)   (59,317)    (70,461)
                                                         ---------------------------------------------------------------------
Net new accounts                                           (754,556)     96,335     31,887      18,263     34,694     114,516

Total client assets in investing accounts ($B)               $ 56.7      $ 44.8     $ 41.6      $ 37.4     $ 44.0      $ 51.5
Total deposits in banking accounts ($B)                       $ 9.1       $ 9.0      $ 8.4       $ 8.2      $ 8.3       $ 9.0
                                                         ---------------------------------------------------------------------
Total assets / deposits in customer accounts ($B)            $ 65.8      $ 53.8     $ 50.0      $ 45.6     $ 52.3      $ 60.5


Brokerage Metrics

Daily Average Revenue Trades (DARTs)
US                                                           69,263      49,977     56,745      52,773     61,005      77,275
International                                                 6,900       5,232      5,238       4,083      3,692       4,404
Professional                                                 40,500      31,507     32,684      31,344     17,519           -
                                                         ---------------------------------------------------------------------
Total DARTs                                                 116,663      86,716     94,667      88,200     82,216      81,679

Total revenue trades (MM)                                       7.3         5.3        6.1         5.6        5.3         4.9

Average commission per revenue trade                        $ 11.67     $ 11.51    $ 12.07     $ 12.00    $ 13.56     $ 16.84

Market Making
Equity shares traded (MM)                                    13,598      10,823      8,477      12,587     12,988      12,525
Average revenue capture per 1,000 equity shares             $ 1.558     $ 1.374    $ 2.650     $ 1.928    $ 1.691     $ 1.925
% of Bulletin Board equity shares to total equity shares      67.8%       73.7%      60.0%       72.9%      79.7%       79.5%

End of period margin debt ($B)                               $ 1.18      $ 0.90     $ 0.97      $ 1.02     $ 1.29      $ 1.53

Gross new brokerage accounts                                144,190     117,757    162,885      90,500    170,268     167,327
Inactive accounts                                          (980,677)    (72,625)  (115,820)    (58,791)  (100,838)    (62,664)
Customer closed accounts                                    (13,845)    (15,031)   (15,777)    (20,315)   (19,412)    (18,388)
                                                         ---------------------------------------------------------------------
Net new brokerage accounts                                 (850,332)     30,101     31,288      11,394     50,018      86,275

Total Client Assets ($B)
Security holdings                                            $ 34.2      $ 27.2     $ 26.2      $ 24.2     $ 29.0      $ 34.6
Cash (including money market funds)                           $ 9.9       $ 9.4      $ 8.9       $ 8.8      $ 9.1      $ 10.0
Unexercised options (vested)                                 $ 12.6       $ 8.3      $ 6.5       $ 4.4      $ 5.9       $ 6.9
                                                         ---------------------------------------------------------------------
Total client assets in investing accounts                    $ 56.7      $ 44.9     $ 41.6      $ 37.4     $ 44.0      $ 51.5

Unexercised options (unvested) ($B)                           $ 8.3       $ 4.0      $ 3.0       $ 1.9      $ 3.3       $ 4.5

Brokerage Revenues ($000)
Commissions (10)                                           $ 85,780    $ 60,888   $ 73,152    $ 67,760   no change   no change
Principal transactions (10)                                $ 58,640    $ 42,210   $ 59,662    $ 56,462
Other brokerage related                                    $ 45,269    $ 41,896   $ 48,590    $ 45,113
Brokerage interest income                                  $ 34,868    $ 34,320   $ 35,335    $ 42,742
Brokerage interest expense                                 $ (1,877)   $ (2,513)  $ (2,852)   $ (2,681)
                                                         ----------------------------------------------
Net brokerage revenue                                     $ 222,680   $ 176,801  $ 213,887   $ 209,396

Banking Metrics

Gross new banking accounts                                  118,555     117,075     41,911      46,201     24,581      80,314
Inactive accounts                                            21,834      (9,230)    (3,463)          -          -           -
Customer closed accounts                                    (44,613)    (41,611)   (37,849)    (39,332)   (39,905)    (52,073)
                                                         ---------------------------------------------------------------------
Net new banking accounts                                     95,776      66,234        599       6,869    (15,324)     28,241

Consumer loan originations, incl HELOCs ($B)                  $ 0.6       $ 0.6      $ 0.1       $ 0.1      $ 0.1         $ -
Acquired consumer loans ($B)                                  $ 0.5         $ -      $ 1.8       $ 0.0      $ 0.7       $ 0.1
Mortgage pipeline (end of period) ($B)                        $ 1.7       $ 1.2      $ 1.1       $ 1.2      $ 0.6       $ 0.4

Credit Quality and Reserve Metrics
Net charge-offs as a % of average held-for-investment         0.49%       0.65%      0.51%       0.24%      0.34%       0.42%
loans, net (annualized)
Provision as a % of average held-for-investment               0.55%       0.76%      0.27%       0.24%      0.28%       0.21%
loans, net (annualized)
Allowance as a % of total ending gross                        0.52%       0.52%      0.50%       0.37%      0.22%       0.27%
held-for-investment loans
Total non-performing loans, net, as a % of                    0.37%       0.44%      0.47%       0.49%      0.33%       0.38%
total gross held-for-investment loans
Total loan loss allowance as a % of                            140%        119%       104%         75%        66%         71%
total non-performing loans, net


SUPPLEMENTAL INFORMATION AND ENDNOTES

Explanation of Non-GAAP Measures and Certain Metrics
         In order to better assess the Company's financial operating results, management believes results from ongoing operations, ongoing operating margin, free cash, EBITDA and interest coverage are appropriate measures of evaluating the operating and liquidity performance of the Company.

         (1)Results From Ongoing Operations, Ongoing Operating Margin
                  Results from ongoing operations exclude gain or loss on early extinguishment of debt, amortization of other intangibles, acquisition-related expenses, the gain or loss on investments, unrealized losses on venture funds, the fair value adjustments of financial derivatives related to the impact of Statement of Financial Accounting Standards (SFAS) No. 133, executive agreement, restructuring and other exit charges, the cumulative effect of accounting changes and the adjustment to minority interest for the consolidating impact of E*TRADE FINANCIAL Advisor on restructuring and other exit charges and tax expense. Ongoing operating margin excludes, in addition to the above, corporate interest income, corporate interest expense, equity in income of investments and other non-operating items. Management believes this measure to be appropriate in determining the operating performance of the Company's core business on an ongoing basis and represents the measure used by analysts and the investment community historically to evaluate company performance. With respect to 2003 guidance, the difference between earnings per share from ongoing operations and reported earnings estimates is based on the historical relationship between the two measures. The Company has determined that the use of historical relationships will likely provide the most accurate estimate of reported earnings rather than forecasting each of the components not included in calculating earnings from ongoing operations. These components are subject largely to changes in external events, a number of which are beyond the control of management, and are therefore difficult to predict with appropriate accuracy.

         (2)Free Cash, EBITDA, Interest Coverage
                  Free cash as defined by the Company represents cash held at the parent and excess regulatory capital at bank and brokerage, and is a metric used by management to measure business performance and liquidity.
                  Additionally, management utilizes EBITDA and interest coverage to measure business performance. EBITDA is defined as net income (loss) before corporate interest expense, taxes, depreciation & amortization, and cumulative effect of accounting changes. Interest coverage is defined as EBITDA divided by corporate interest expense.

         It is important to note these metrics and non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income, operating margin, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

(3) Amounts and percentages may not calculate due to rounding.

(4) Included in general and administrative for the three months ended June 30, 2003 is a $7 million MJK litigation reserve.

(5) See Six Quarter History Table for new metrics and/or prior period reclassifications to conform to current period classifications.

(6) Effective June 30, 2003, brokerage accounts are considered active if the account has a positive asset balance of at least $25 at the end of the quarter, as compared to prior periods in which an active account was defined as an account with a positive balance, or if a trade has been made in the account in the past six months or if the account was opened in connection with a corporate employee stock benefit program. Q203 inactive account figures include those accounts no longer included in the definition of active accounts as revised in the quarter ended June 30, 2003. Prior periods were not restated to reflect the change in definition. Customers may have separate or multiple accounts for each relationship they maintain with us, including separate or multiple brokerage and banking accounts. Bank deposit accounts are considered active if a customer account was initially funded and the account is not considered abandoned or dormant under applicable Federal and State laws, or the account has not been closed. Bank loan accounts are considered active if the Company holds the underlying obligations. Credit card accounts included in active banking accounts are considered active if the account has incurred a debit or credit in the prior month.

(7) Excludes transactions related to Professional Trading.

(8) Q2'03 estimate

(9) Amount includes a taxable equivalent increase in interest income of $566,000 for the three months ended June 30, 2003, and none for the three months ended June 30, 2002.

(10) Certain prior period amounts have been reclassified to conform to the current presentation.